Exhibit 3.1

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTEK, INC.

ARTICLE I

The name of the Corporation is Nortek, Inc. (the “Corporation”).

ARTICLE II

The registered office and registered agent of the Corporation is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

SECTION 4.1                                             The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,000 shares, consisting of:

•         1,000 shares of Common Stock having a par value of $0.01 per share (the “Common Stock”);

•         1,000 shares of Preferred Stock having a par value of $0.01 per share (the “Preferred Stock”);

The whole or any part of any unissued balance of the authorized capital stock of the Corporation and the whole or any part of any balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 4.2                                             Common Stock.

(a)                                       Preemptive Rights.  The holders of the Common Stock have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(b)                                       Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(c)                                        Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of Stock of the Corporation.

(d)                                       Dividends. Subject to applicable law and rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of Stock having preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(e)                                        Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of Stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock will be entitled to receive and will share ratably in all assets of the Corporation available for distribution to its stockholders.

SECTION 4.3                                             Preferred Stock.

(a)                                       The Board of Directors of the Corporation is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers (including voting powers), preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, without the approval of the stockholders of the Corporation.  The stockholders of the Corporation may increase or decrease (but not below the number of shares of any class or classes then outstanding or required to be maintained by the Certificate of Designations for any class or series of Preferred Stock) the number of authorized shares of any class or classes of stock by the affirmative approval of a majority of the stockholders entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law (or any successor provision thereto) and no vote of the holders of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

ARTICLE V

The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

Except as otherwise provided by the General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this Article VI, or adoption of any provision to this Fourth Amended and Restated Certificate of Incorporation which is inconsistent with this Article VI, by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

SECTION 7.1                                             Indemnification.

(a)                                       The Corporation shall, to the maximum extent permitted from time to time under the General Corporation Law, indemnify and hold harmless each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, manager, officer, partner, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, company, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in any such capacity, against all liability and loss (including, without limitation, all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement) suffered or incurred (and not otherwise recovered) by such person or on behalf of such person, in connection with such action, suit, proceeding or claim and any appeal therefrom. Any person seeking indemnification under this Article VII shall be deemed to have met the standard of conduct for such indemnification unless the contrary shall be established.

(b)                                       Notwithstanding anything to the contrary in this Article VII, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by an Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation or the initiation thereof relates to the enforcement by such Indemnitee of rights under Article VI or this Article VII.

SECTION 7.2                                             Advance of Expenses. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate of Incorporation, the By-Laws, or any agreement, vote of stockholders or disinterested directors, or arrangement to the contrary, the Corporation shall, upon request by any Indemnitee, advance payment of expenses (including attorneys’ fees) incurred by such Indemnitee in advance of the final disposition of any action, suit, proceeding or claim referred to in Section 8.1, but only to the extent such advance is not prohibited by applicable law and, then, only upon receipt of an undertaking by or on behalf of the Indemnitee to repay amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

SECTION 7.3                                             Subsequent Amendment. No amendment, termination or repeal of this Article VII or of the relevant provisions of the General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or claim arising out of or relating to any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

SECTION 7.4                                             Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

SECTION 7.5                                             Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VII with respect to any action, suit, proceeding or claim arising out of or relating to any actions, omissions, transactions or facts occurring prior to the date of such merger or consolidation.

SECTION 7.6                                             Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee in respect of the matters to which this Article VII refers to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7.7                                             Scope of Article. Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to serve in the capacity which causes such person to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.8                                             Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another corporation, partnership, company, joint venture, trust or other enterprise or is or was otherwise serving the Corporation against all expenses (including attorney’s fees), judgments, fines or amounts paid in settlement incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

SECTION 7.9                                             Reliance. Persons who after the date of the adoption of this provision become or remain Indemnitees shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VII in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article VII shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption of this Amended and Restated Certificate of Incorporation.

ARTICLE VIII
CORPORATE OPPORTUNITIES

SECTION 8.1                                             The provisions of this Article VIII are set forth to regulate and define the conduct of affairs of the Corporation with respect to certain business opportunities as they may involve Melrose Industries PLC (“Melrose”), members of the Board of Directors or their respective Affiliates (as defined below) in recognition and anticipation that (i) certain directors, principals, officers, employees and other representatives of Melrose and its Affiliates may serve as directors, principals, officers, employees and other representatives of the Corporation or its subsidiaries, (ii) Melrose and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its subsidiaries, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (iii) members of the Board of Directors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage.

SECTION 8.2                                             To the fullest extent permitted by law, none of (i) Melrose or any of its Affiliates or (ii) any director of the Corporation or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”) or (y) competing with the Corporation, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its Stockholders for breach of any duty by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section 8.3. Subject to Section 8.3, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its Stockholders for breach of any duty as a Stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Corporation if it is a Business Opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no reasonable expectancy.

SECTION 8.3                                             The Corporation does not renounce its interest in any Business Opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

SECTION 8.4                                             For purposes of this Article VIII, (i) “Affiliate” shall mean (a) in respect of Melrose, any Person that, directly or indirectly, is controlled by Melrose, controls Melrose or is under common control with Melrose and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a director, any Person that, directly or indirectly, is controlled by such director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Person” shall mean any individual (and such individual’s heirs, executors or administrators), corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity and (iii) for purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

ARTICLE IX

If any provision or provisions of this Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE X

The Corporation shall not be governed by Section 203 of the General Corporation Law.

ARTICLE XI

The Corporation reserves the right to amend or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Fourth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation.